Exhibit 99.1
Matterport Announces Record Fourth Quarter And Full Year 2022 Financial Results
•Q4 total revenue rose to a record $41.1 million, above Company guidance
•Q4 subscription revenue rose to a record $19.3 million, above Company guidance
•Q4 product revenue rose to a record $13.6 million, up 51% sequentially from the prior quarter
•Q4 GAAP loss per share of $0.21 and Non-GAAP loss per share of $0.09, at the high end of the Company’s guidance range
•2022 annual revenue rose to a record $136.1 million, up 22% from 2021
•Balance sheet remains strong with $477 million in cash and investments and no debt
SUNNYVALE, Calif. — February 22, 2023 — Matterport, Inc. (Nasdaq: MTTR) (“Mattterport” or the “Company”), the leading spatial data company driving the digital transformation of the built world, today announced record financial results for the quarter and year ended December 31, 2022.
“We delivered record revenue again in the fourth quarter, as our subscriber base continued to grow and our spaces under management exceeded 9 million,” said RJ Pittman, Chairman and Chief Executive Officer of Matterport. “Enterprise demand remains robust as customers across many verticals, such as manufacturing, AEC, and travel and hospitality, are increasingly turning to Matterport’s digital twins for remote facilities management, saving companies measurable travel time and money while boosting productivity. As our digital twin platform ecosystem continues to grow, customers investing in our powerful add-ons will gain more insights and value from their facilities, storefronts, real estate, and office spaces.”
“Our record total revenue for the fourth quarter and year, combined with the actions we have taken to control costs, are yielding significant benefits to our bottom line,” said JD Fay, Chief Financial Officer of Matterport. “Subscription revenue reached $19.3 million, a new record, and we demonstrated broad-based adoption of our solution with subscribers exceeding the 700,000 milestone. At the same time, our disciplined approach to managing operating expenses enabled us to deliver a non-GAAP loss per share of $0.09 in the fourth quarter, at the high-end of our guidance range. I believe the momentum we saw in the second half of 2022 is carrying through to 2023 and sets the stage for another record-breaking year.”
Fourth Quarter Financial Highlights
•Total subscribers increased to 701,000, up 39% year-over-year
•Spaces Under Management (SUM) increased to 9.2 million, up 37% year-over-year
•Total revenue was $41.1 million, up 52% year-over-year
•Subscription revenue was $19.3 million, up 17% year-over-year
•Product revenue was $13.6 million, up 107% year-over-year
•Services revenue was $8.3 million, up 122% year-over-year
•Annualized Recurring Revenue (ARR) exiting the fourth quarter was $77.2 million
•Non-GAAP net loss was $0.09 per share
Recent Business Highlights
•Announced that Airbnb is using Matterport’s Property Intelligence offering to analyze and verify a collection of Airbnb homes to ensure they met accessibility standards for guests with mobility needs, as part of its “Adapted” short-term rental category. Property Intelligence, currently being piloted by select customers, opens a universe of new opportunities for customers to leverage analytics to grow their businesses with reliable and highly accurate insights

•Unveiled private beta integration with AWS IoT TwinMaker to enable enterprise customers to seamlessly connect IoT data into visually immersive and dimensionally accurate Matterport digital twins
•Announced that John Deere selected Matterport’s Digital Twin Platform and 3D capture technology to build a virtual Operations Center for remote management of over 60 facilities across North America, Europe and India
•Announced collaborations with two leading art and design organizations, Design Miami/ and the Miami Design District. Using the new Pro3 3D camera, Matterport captured and produced immersive digital twins that allow visitors to partake virtually in this year’s Design Miami/ fair and the Miami Design District’s Annual Neighborhood Commission

First Quarter and Full Year 2023 Outlook

The Company is providing the following financial guidance for the first quarter and full year 2023. The Company believes that 2023 can be another strong growth year while continuing to drive toward profitability. This guidance will be discussed in greater detail on today’s conference call.

	Q1 2023 Guidance	FY 2023 Guidance
Revenue (in millions)	$34 — $36	$153 — $169
Year-over-year growth	19% — 26%	12% — 24%
Subscription revenue (in millions)	$19.3 — $19.5	$84.5 — $86.5
Non-GAAP loss per share	($0.09) - ($0.11)	($0.32) - ($0.36)
Weighted average fully diluted shares outstanding (in millions)	293	300
Matterport is not able to provide a reconciliation of non-GAAP loss per share to GAAP loss per share because Matterport does not provide specific guidance for the various exclusions adjusted from net loss. These items have not yet occurred, are out of Matterport’s control and/or cannot be reasonably predicted. As a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort, and Matterport is unable to address the probable significance of the unavailable information.
Non-GAAP Financial Information
Matterport has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to Matterport’s financial condition and results of operations.
The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below.
Non-GAAP Net Loss and Non-GAAP Net Loss Per Share, Basic and Diluted. Matterport defines non-GAAP net loss as net loss, adjusted to exclude stock-based compensation expense, fair value change of warrants liabilities, fair value change of earn-out liabilities, payroll tax related to contingent earn-out share issuance, acquisition-related costs, transaction costs, impairment of investment, and amortization of acquired intangible assets, in order to provide investors and management with greater visibility to the underlying performance of Matterport’s recurring core business operations. In order to calculate non-GAAP net loss per share, basic and diluted, Matterport uses a non-GAAP weighted-average share count. Matterport defines non-GAAP weighted-average shares used to compute non-GAAP net loss per share, basic and diluted, as GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted, adjusted to reflect the shares of Matterport’s Class A common stock exchanged for the previously issued and outstanding shares of redeemable convertible preferred stock and common stock warrants of Matterport, Inc. (now known as Matterport Operating, LLC) in connection with the recently completed merger, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.

Conference Call Information
Matterport will host a conference call for analysts and investors to discuss its financial results for the fourth quarter and full year 2022 today, February 22, 2023, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). A recorded webcast of the event will also be available following the call for one year on Matterport’s Investor Relations website at investors.matterport.com. The dial-in number will be (412) 902-4209, conference ID: 10174925.
The financial results press release and a live webcast of the conference call will be accessible from the Matterport website at investors.matterport.com. An audio webcast replay of the conference call will also be available for one year at investors.matterport.com.
About Matterport
Matterport, Inc. (Nasdaq: MTTR) is leading the digital transformation of the built world. Our groundbreaking spatial data platform turns buildings into data to make nearly every space more valuable and accessible. Millions of buildings in more than 177 countries have been transformed into immersive Matterport digital twins to improve every part of the building lifecycle from planning, construction, and operations to documentation, appraisal and marketing. Learn more at matterport.com and browse a gallery of digital twins.

©2023 Matterport, Inc. All rights reserved. Matterport is a registered trademark and the Matterport logo is a trademark of Matterport, Inc. All other marks are the property of their respective owners.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Matterport, Inc. and the markets in which Matterport operates, business strategies, debt levels, industry environment including relating to the global supply chain, potential growth opportunities, the effects of regulations and Matterport’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).
Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including our ability to grow market share in our existing markets or any new markets we may enter; our ability to respond to general economic conditions; supply chain disruptions; our ability to manage our growth effectively; our success in retaining or recruiting our officers, key employees or directors, or changes required in the retention or recruitment of our officers, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; factors relating to our business, operations and financial performance, including: the impact of the ongoing COVID-19 public health emergency or other infectious diseases, health epidemics and pandemics; our ability to maintain an effective system of internal controls over financial reporting; our ability to achieve and maintain profitability in the future; our ability to access sources of capital; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform; the success of our strategic relationships with third parties; our history of losses and whether we will continue to incur continuing losses for the foreseeable future; our ability to protect and enforce our intellectual property rights; our ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities; our ability to attract and retain new subscribers; the size of the total addressable market for our products and services; the continued adoption of spatial data; any inability to complete acquisitions and integrate acquired businesses; general economic uncertainty and the effect of general economic conditions in our industry; environmental uncertainties and risks related to adverse weather conditions and natural disasters; the volatility of the market price and liquidity of our Class A common stock and other securities; the increasingly competitive environment in which we operate; and other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in documents filed by Matterport from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Matterport assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Matterport does not give any assurance that it will achieve its expectations.

Investor Contact:
Mike Knapp
ir@matterport.com

Media Contact:
Steve Lombardi
press@matterport.com

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription	$19,281	$16,517	$73,789	$61,275
License	27	284	97	4,761
Services	8,267	3,732	27,268	12,592
Product	13,566	6,554	34,971	32,546
Total revenue	41,141	27,087	136,125	111,174
Costs of revenue:
Subscription	6,296	4,211	24,259	14,754
License	—	—	—	—
Services	6,287	3,261	18,992	10,046
Product	16,725	8,367	41,028	26,403
Total costs of revenue	29,308	15,839	84,279	51,203
Gross profit	11,833	11,248	51,846	59,971
Operating expenses:
Research and development	18,421	27,780	85,025	55,379
Selling, general, and administrative	55,779	78,748	242,306	152,360
Total operating expenses	74,200	106,528	327,331	207,739
Loss from operations	(62,367)	(95,280)	(275,485)	(147,768)
Other income (expense):
Interest income	1,810	1,239	6,280	1,811
Interest expense	—	—	—	(676)
Transaction costs	—	—	—	(565)
Change in fair value of warrants liabilities	888	(24,194)	27,035	(48,370)
Change in fair value of contingent earn-out liability	—	(41,976)	136,043	(140,454)
Other expense, net	(314)	(1,069)	(3,969)	(2,255)
Total other income (expense)	2,384	(66,000)	165,389	(190,509)
Loss before provision (benefit) for income taxes	(59,983)	(161,280)	(110,096)	(338,277)
Provision (benefit) for income taxes	367	(290)	1,243	(217)
Net loss	(60,350)	(160,990)	(111,339)	(338,060)
Net loss per share, basic and diluted	$(0.21)	$(0.66)	$(0.39)	$(2.58)
Weighted-average shares used in per share calculation, basic and diluted	289,164	244,678	283,585	131,278

MATTERPORT INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Year Ended December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,128	$139,519
Restricted cash	—	468
Short-term investments	355,815	264,931
Accounts receivable, net	20,844	10,879
Inventories	11,061	5,593
Prepaid expenses and other current assets	13,084	16,313
Total current assets	517,932	437,703
Property and equipment, net	30,559	14,118
Operating lease right-of-use assets	2,515	—
Long-term investments	3,959	263,659
Goodwill	69,593	—
Intangible assets, net	10,890	—
Other assets	4,947	3,696
Total assets	$640,395	$719,176
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,331	$12,227
Deferred revenue	16,731	11,074
Accrued expenses and other current liabilities	23,916	10,026
Total current liabilities	48,978	33,327
Warrants liability	803	38,974
Contingent earn-out liability	—	377,576
Deferred revenue, non-current	1,201	874
Other long-term liabilities	5,502	262
Total liabilities	56,484	451,013
Commitments and contingencies
Stockholders’ equity:
Common stock	29	25
Additional paid-in capital	1,168,313	737,735
Accumulated other comprehensive loss	(5,034)	(1,539)
Accumulated deficit	(579,397)	(468,058)
Total stockholders’ equity	583,911	268,163
Total liabilities and stockholders’ equity	$640,395	$719,176

MATTERPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(111,339)	$(338,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,297	5,824
Amortization of debt discount	—	135
Amortization of investment premiums, net of accretion of discounts	2,924	1,370
Investment impairment	1,093	—
Stock-based compensation, net of amounts capitalized	148,490	100,605
Change in fair value of warrants liabilities	(27,035)	48,370
Change in fair value of contingent earn-out liability	(136,043)	140,454
Transaction costs	—	565
Deferred income taxes	51	(385)
Loss on extinguishment of debt and convertible notes	—	210
Allowance for doubtful accounts	1,245	222
Loss of obsolete inventory and excess purchase obligation	5,007	—
Other	(195)	(102)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Accounts receivable	(9,609)	(7,170)
Inventories	(6,484)	(1,946)
Prepaid expenses and other assets	(1,991)	(7,751)
Accounts payable	(5,240)	8,812
Deferred revenue	5,985	7,602
Accrued expenses and other liabilities	1,282	2,437
Net cash used in operating activities	(118,562)	(38,808)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,730)	(810)
Capitalized software and development costs	(12,590)	(7,200)
Purchase of investments	(137,631)	(532,561)
Maturities of investments	299,002	—
Investment in privately held companies	—	(250)
Investment in convertible notes	—	(1,000)
Business acquisitions, net of cash acquired	(51,874)	—
Net cash provided by (used in) investing activities	95,177	(541,821)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from reverse recapitalization and PIPE financing, net	—	612,854
Payment of transaction costs related to reverse recapitalization	—	(10,013)
Proceeds from sales of shares through employee equity incentive plans	6,781	2,068
Payments for taxes related to net settlement of equity awards	(34,424)	—
Proceeds from exercise of warrants	27,844	76,607
Repayment of debt	—	(13,067)
Other	76	—
Net cash provided by financing activities	277	668,449
Net change in cash, cash equivalents, and restricted cash	(23,108)	87,820
Effect of exchange rate changes on cash	249	(83)
Cash, cash equivalents, and restricted cash at beginning of year	139,987	52,250
Cash, cash equivalents, and restricted cash at end of period	$117,128	$139,987

MATTERPORT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP net loss	$(60,350)	$(160,990)	$(111,339)	$(338,060)
Stock-based compensation expense (1)	33,140	68,847	152,788	100,844
Acquisition-related costs (2)	—	887	1,294	887
Amortization expense of acquired intangible assets	443	—	1,411	—
Change in fair value of warrants liabilities (3)	(888)	24,194	(27,035)	48,370
Transaction costs (4)	—	—	—	565
Change in fair value of contingent earn-out liability (5)	—	41,976	(136,043)	140,454
Investment impairment	1,093	—	1,093	—
Payroll tax related to contingent earn-out share issuance (6)	—	—	1,164	—
Non-GAAP net loss	$(26,562)	$(25,086)	$(116,667)	$(46,940)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.66)	$(0.39)	$(2.58)
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.10)	$(0.41)	$(0.23)

GAAP weighted-average shares used to compute net loss per share, basic and diluted	289,164	244,678	283,585	131,278
Weighted-average effect of potentially dilutive securities (7)	—	—	—	70,561
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	289,164	244,678	283,585	201,839
(1) Consists primarily of non-cash share-based compensation related to the Company's stock incentive plans and earn-out arrangement.
(2) Consists of acquisition transaction costs.
(3) Consists of the non-cash fair value measurement change for public and private warrants.
(4) Consists of the transaction costs associated with warrants instrument issuance.
(5) Represents the non-cash fair-value measurement change related to our earn-out liability.
(6) Represents the payroll tax related to Earn-out shares issuance and release.
(7) Consists of non-GAAP adjustment of unweighted average common stock issued and converted from Matterport, Inc.’s (now known as Matterport Operating, LLC) previously issued and outstanding shares of convertible preferred stock and common stock warrants prior to the completion of the merger.